GAMCO GLOBAL SERIES FUNDS, INC.
 Exhibit to Item 77(Q)(1)(a)
Articles of Amendment, dated April 11, 2013, are incorporated by reference to Post-Effective Amendment No. 29 to the Registration Statement as filed with the SEC via EDGAR on April 29, 2013 (Accession No. 0001193125-13-183215)